Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279692

Prospectus Supplement

(To prospectus dated April 8, 2025)

39,576,088 Shares of Common Stock

Pre-Funded Warrants to Purchase 6,598,046 Shares of Common Stock

We are offering 39,576,088 shares of our common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase 6,598,046 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Our common stock is traded on the NYSE American under the ticker symbol “CATX.” On January 30, 2026, the closing price of our common stock was $3.79 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the NYSE American or any other national securities exchange or nationally recognized trading system.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Offering Price	$3.79	$3.789	$174,993,369.81
Underwriting Discounts and Commissions(1)	$0.2274	$0.2274	$10,499,998.07
Proceeds to Perspective Therapeutics, Inc., before expenses(2)	$3.5626	$3.5616	$164,493,371.74

(1)
See the section entitled “Underwriting” beginning on page S-28 of this prospectus supplement for a description of the compensation payable to the underwriters.
(2)
The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the pre-funded warrants being issued in the offering.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the section entitled “Risk Factors” on page S-7 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the shares of common stock and/or pre-funded warrants against payment on or about February 3, 2026.

_________________

Joint Book-Running Managers
Piper Sandler	UBS Investment Bank	Oppenheimer & Co.	Truist Securities	LifeSci Capital

_________________

The date of this prospectus supplement is February 2, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration statement process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus of which this offering is a part in one or more offerings for an aggregate offering price of up to $500,000,000.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, the information in this prospectus supplement supersedes the information previously incorporated by reference; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters will make an offer to sell or solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock or pre-funded warrants means that information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision.

This prospectus supplement does not contain all of the information that is important to you. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

We are offering to sell, and seeking offers to buy, and the underwriters are soliciting offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context requires otherwise, in this prospectus supplement the terms “Perspective Therapeutics,” “the Company,” “we,” “us,” “our,” and similar terms refer to Perspective Therapeutics, Inc. and its wholly owned subsidiaries.

“Perspective Therapeutics” and the Perspective Therapeutics logo are our trademarks. This prospectus supplement and the documents incorporated by reference herein may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of Perspective Therapeutics and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the section entitled “Risk Factors” in this prospectus supplement beginning on page S-7 and under similar headings in our public filings incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Company Overview

We are a radiopharmaceutical development company that is pioneering advanced treatment for cancers throughout the body. We have proprietary technology that utilizes the alpha-emitting isotope Lead-212 (212Pb) to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. We are also developing complementary imaging diagnostics that incorporate the same targeting moieties, which provides the opportunity to personalize treatment and optimize patient outcomes. This theranostic approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

Our neuroendocrine tumor (VMT-α-NET), melanoma (VMT01) and solid tumor (PSV359) programs are in Phase 1/2a imaging and therapy trials in the U.S. We are growing our regional network of drug product candidate finishing facilities, enabled by our proprietary 212Pb generator, to deliver patient-ready product candidates for clinical trials and commercial operations.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference in this prospectus supplement, as listed in the section entitled “Incorporation of Certain Information by Reference.”

Recent Developments

Based on information currently available, we estimate that as of December 31, 2025 we had approximately $144 million of cash, cash equivalents and short-term investments. The preliminary financial data included in this prospectus supplement has been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, WithumSmith+Brown, PC, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, WithumSmith+Brown, PC does not express an opinion or any other form of assurance with respect thereto.

Further, as of December 31, 2025, we had approximately 74.3 million shares outstanding and approximately 10.9 million outstanding common stock warrants and options.

Our actual results as of December 31, 2025 may differ from the preliminary financial data due to the completion of our closing procedures with respect to the year ended December 31, 2025, final adjustments and other developments that may arise between now and the time the financial results for the fiscal year are finalized. Our consolidated audited financial statements as of and for the year ended December 31, 2025 will not be available until after this offering is completed.

Corporate Information

Our predecessor company, Isoray, Inc. was incorporated in 1983 in Minnesota and operated under the name Century Park Pictures Corporation until the merger with Isoray Medical, Inc. on July 28, 2005. Isoray, Inc. reincorporated from Minnesota to Delaware in December 2018. On February 14, 2023, we changed our corporate name to Perspective Therapeutics, Inc.

Our principal executive offices are located at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121, and our telephone number is (206) 676-0900. We maintain a website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus supplement and is not part of this prospectus supplement. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

THE OFFERING

Common Stock Offered By Us	39,576,088 shares of our common stock.

Pre-Funded Warrants Offered By Us

We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase 6,598,046 shares of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. Each pre-funded warrant will be exercisable from the date of issuance until the date the warrant is exercised in full, subject to an ownership limitation. See the section entitled “Description Of The Securities We Are Offering—Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Common Stock To Be Outstanding Immediately After This Offering	113,914,078 shares (assuming no exercise of the pre-funded warrants offered hereby).

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $164.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering to advance the clinical development of product candidates, continue to invest in our manufacturing facilities and for working capital and other general corporate purposes. A portion of the net proceeds may also be used to acquire, license or invest in complementary products, technologies, intellectual property or businesses, although we have no present commitments or agreements to do so. See the section entitled “Use Of Proceeds.”

Risk Factors

An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

NYSE American Symbol

Our common stock is listed on NYSE American under the symbol “CATX.”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the NYSE American or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See the section entitled “Description Of The Securities We Are Offering.”

The number of shares of our common stock to be outstanding after this offering is based on 74,337,990 shares of our common stock outstanding as of September 30, 2025. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2025 and excludes:

●	10,486,831 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025 at a weighted-average exercise price of $4.97 per share;

●	5,161,317 shares of our common stock available for future issuance under our Second Amended and Restated 2020 Equity Incentive Plan (the “2020 Equity Plan”) as of September 30, 2025; and

●	415,779 shares of our common stock issuable upon the exercise of common stock warrants outstanding as of September 30, 2025 at a weighted-average exercise price of $3.26 per share.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:

●	No exercise or settlement of the outstanding stock options, warrants and pre-funded warrants described above; and

●	Exclusion of 252,474 shares of our common stock underlying equity awards granted since September 30, 2025.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

Certain covenants related to our Investment Agreement with Lantheus may restrict our ability to obtain future financing and cause additional dilution for our stockholders.

Pursuant to that certain Investment Agreement, dated January 8, 2024, between Lantheus Alpha Therapy, LLC (“Lantheus”) and us (the “Investment Agreement”), Lantheus was provided with certain pro rata participation rights to maintain its ownership position in us in the event that we make any public or non-public offering of any equity or voting interests in us or any securities that are convertible or exchangeable into (or exercisable for) equity or voting interests in us, subject to certain exceptions. These participation rights could severely impact our ability to engage investment bankers to structure a financing transaction and raise additional financing on favorable terms. Furthermore, negotiating and obtaining a waiver to these participation rights may either not be possible or may be costly to us. If Lantheus exercises its participation rights, our existing stockholders would be further diluted to the extent of the number of shares Lantheus acquires to maintain its ownership percentage. Lantheus has waived its participation rights in connection with this offering.

Pursuant to the Investment Agreement, we are required to notify Lantheus within 10 business days of the end of a fiscal quarter in which we issued shares of common stock pursuant to the Controlled Equity OfferingSM Sales Agreement, dated August 13, 2024, with Cantor Fitzgerald & Co. and RBC Capital Markets, LLC (the “Sales Agreement”) of (i) the number of shares of common stock issued during such fiscal quarter pursuant to the Sales Agreement and (ii) the average price per share received by us before commissions (the “ATM Average Price”). Upon receipt of such notice, Lantheus may elect, at its option, to purchase all or a portion of its Pro Rata Portion (as defined in the Investment Agreement) of such shares at an aggregate price equal to the number of shares purchased multiplied by the ATM Average Price for such quarter (the “ATM Participation Right”). Pursuant to the Investment Agreement, Lantheus may not exercise the ATM Participation Right more than two times per calendar year.

You will experience immediate and substantial dilution if you purchase our securities in this offering.

Since the price per share of our common stock and the price per pre-funded warrant being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the securities you purchase in this offering. Our net tangible book value as of September 30, 2025 was approximately $192.2 million, or $2.59 per share of our common stock, based on 74,337,990 shares of our common stock outstanding on September 30, 2025.

After giving effect to the sale of (i) 39,576,088 shares of our common stock in this offering at the offering price of $3.79 per share and (ii) pre-funded warrants to purchase 6,598,046 shares of our common stock in this offering at the offering price of $3.789 per pre-funded warrant (which equals the price per share at which shares of our common stock are being sold in this offering, minus the $0.001 per share exercise price of each such pre-funded warrant), including shares of common stock issuable upon exercise of the pre-funded warrants but excluding any resulting accounting associated therewith, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering, our as-adjusted net tangible book value as of September 30, 2025 would have been approximately $356.3 million, or approximately $2.96 per share of our common stock. As a result, investors purchasing securities in this offering will incur immediate dilution of $0.83 per share. As a result of the dilution to investors purchasing securities in this offering, investors in this offering may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. See the section entitled “Dilution” on page S-15 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock or pre-funded warrants in this offering.

In addition, as of September 30, 2025, we had outstanding options to purchase 10,486,831 shares of our common stock at a weighted-average exercise price of $4.97 per share and outstanding warrants to purchase 415,779 shares of our common stock at a weighted-average exercise price of $3.26 per share. As of September 30, 2025, there were 5,161,317 shares of our common stock available for future issuance under the 2020 Equity Plan. The shares of our common stock issuable under the 2020 Equity Plan may be immediately eligible for resale in the open market. Such shares of our common stock, along with any other market transactions, could adversely affect the market price of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with additional financings or in connection with commercial transactions.

Substantial future sales or other issuances of our common stock could depress the market for our common stock.

In the future, sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

In connection with this offering, we and our directors and executive officers have entered into lock-up agreements for a period of 60 days. We and our directors and executive officers may be released from such lock-up agreements prior to the expiration of the lock-up period at the discretion of Piper Sandler & Co. and UBS Securities LLC. Upon expiration or earlier release of the lock-up, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

We have previously entered into the Sales Agreement, pursuant to which, from time to time, we may offer and sell shares of our common stock with an aggregate offering price of up to $250,000,000 under an “at-the-market” offering program. To the extent that we sell shares of our common stock pursuant to our at-the-market offering program or any similar program in the future, investors purchasing shares of common stock in this offering could experience further dilution.

In addition, certain of our employees, executive officers, and directors have entered or may enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, director, or officer when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers, and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, nonpublic information, subject to the expiration of the lock-up agreements, if applicable.

In particular, during the lock-up period, our directors and officers may enter into any new plan established in compliance with Rule 10b5-1, provided that (i) such plan may only be established if no public announcement or filing with the SEC, or other applicable regulatory authority, is made (or required to be made) in connection with the establishment of such plan during such period, and (ii) no sale of shares of common stock are made pursuant to such plan during the lock-up period. Furthermore, the lock-up agreements also include other exceptions for shares sold by our executive officers and directors. Such sales of shares into the market, including during the lock-up period, could adversely affect the market price of shares of our common stock.

Future issuances of our common stock or our other equity securities could further depress the market for our common stock. We expect to continue to incur commercialization, drug development and selling, general and administrative costs, and to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our common stock or our other equity securities may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing common stock.

We have broad discretion in the use of the net proceeds from this offering; despite our efforts, we may use such net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering to advance the clinical development of product candidates, continue to invest in our manufacturing facilities and for working capital and other general corporate purposes. A portion of the net proceeds may also be used to acquire, license or invest in complementary products, technologies, intellectual property or businesses, although we have no present commitments or agreements to do so. A portion of the net proceeds may also be used to acquire, license or invest in complementary products, technologies, intellectual property or businesses, although we have no present commitments or agreements to do so. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. See the section entitled “Use of Proceeds” on page S-14 of this prospectus supplement for further information about the use of proceeds.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

The trading price of the shares of our common stock could be highly volatile, and purchasers of our common stock could incur substantial losses.

The price of our common stock is highly volatile and may be affected by developments directly affecting our business, as well as by developments out of our control or not specific to us. The pharmaceutical and biotechnology industries, in particular, and the stock market generally, are vulnerable to abrupt changes in investor sentiment. Prices of securities and trading volumes of companies in the pharmaceutical and biotechnology industries, including ours, can swing dramatically in ways unrelated to, or that bear a disproportionate relationship to, our performance. This volatility may affect the price at which you could sell the shares of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those described in the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

As a result, you may not be able to sell your shares of common stock at or above the price at which you purchase them. In addition, the stock market in general, the NYSE American and the stock of pharmaceutical and bio pharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the NYSE American or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Except for the right to participate in certain dividends and distributions, holders of the pre-funded warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants.

We may not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the exercise of the pre-funded warrants.

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its attribution parties) to exceed 4.99% or 9.99% (at the initial election of the holder) of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its attribution parties) to exceed 4.99% or 9.99% (at the initial election of the holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Such percentage may be increased by the holder of the pre-funded warrant to any other percentage not in excess of 19.99% of the issued and outstanding shares of our common stock immediately after giving effect to such issuance upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements made in this prospectus supplement and in the documents incorporated by reference herein are forward-looking and involve risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements give our current expectations or forecasts of future events and are not statements of historical or current facts. These statements include, among others, statements about:

•

the timing, progress and results of our preclinical studies and clinical trials of our current and future program candidates, including statements regarding the timing of our planned regulatory communications, submissions and approvals, initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available, and our research and development programs;

•

our ability to obtain and maintain regulatory approvals for our future program candidates, including our ability to obtain Fast Track designation from the U.S. Food and Drug Administration (the “FDA”) under our Investigational New Drug application for our novel asset, PSV359;

•

our manufacturing infrastructure, capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes, and potential expansion of our manufacturing footprint;

•	our ability to identify patients with the diseases treated by our program candidates and to enroll these patients in our clinical trials;

•

the risk that unconfirmed responses reported in interim or preliminary data from our clinical trials may not ultimately result in confirmed responses to treatment after follow-up evaluations or audit and verification procedures;

•	our expectations regarding the potential functionality, capabilities and benefits of our program candidates, if approved, for commercial use;

•	the potential size of the commercial market for our program candidates;

•	our expectations regarding the scope of any approved indication for any program candidate;

•	our ability to successfully commercialize our program candidates;

•	our ability to leverage technology to identify and develop future program candidates;

•

our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;

•	our belief regarding the sufficiency of our cash resources to fund our current planned clinical milestones and operational investments into late 2027;

•	our competitive position and expectations regarding developments and projections relating to our competitors or our industry;

•	the potential impact of changes and disruptions at the FDA, including a reduction in the FDA's workforce and/or decreased funding for the FDA, on our business;

•

the potential impacts of U.S. and international trade policies, including tariffs, on our costs for supplies, equipment and materials used in the development and production of our targeted alpha therapy drug product candidates;

•	expectations, beliefs, intentions and strategies regarding the future; and

•	our use of proceeds from this offering.

Forward-looking statements also include statements other than statements of current or historical fact, including, without limitation, all statements related to any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. We often, although not always, identify forward-looking statements by using words or phrases such as “likely,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “forecast” and “outlook.”

We may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including without limitation, the potential that regulatory authorities may not grant or may delay approval for our program candidates; uncertainties and delays relating to the design, enrollment, completion and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to obtain and maintain regulatory approval for our program candidates; delays, interruptions or failures in the manufacture and supply of our program candidates; the size and growth potential of the markets for our program candidates, and our ability to service those markets; our cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our program candidates; our ability to manage growth and successfully integrate our businesses; whether we can retain our key employees; whether there is sufficient training and use of our products and program candidates; the market acceptance and recognition of our products and program candidates; our ability to maintain and enforce our intellectual property rights; whether we can maintain our therapeutic isotope supply agreement with the Department of Energy; whether we will continue to comply with the procedures and regulatory requirements mandated by the Food and Drug Administration for additional trials, Phase 1 and 2 approvals, and Fast Track approvals; and any changes in applicable laws and regulations. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements are described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each filed with the SEC, in our other filings with the SEC, and in our future reports to be filed with the SEC and available at www.sec.gov.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any other risks set forth under Item 1A of our Quarterly Reports on Form 10-Q and other documents we file with the SEC describe the material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, including proceeds from the sale of pre-funded warrants, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $164.0 million. We will receive nominal proceeds, if any, upon exercise of the pre-funded warrants.

We currently intend to use the net proceeds from this offering to advance the clinical development of product candidates, continue to invest in our manufacturing facilities and for working capital and other general corporate purposes. A portion of the net proceeds may also be used to acquire, license or invest in complementary products, technologies, intellectual property or businesses, although we have no present commitments or agreements to do so.

Based on our current plans, we believe our existing cash and cash equivalents, together with the net proceeds from this offering, will be sufficient to fund our current planned clinical milestones and operational investments into late 2027. We have based these estimates on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. In any event, we may require additional funding to be able to continue to advance our research and development pipeline, support our commercialization activities, or conduct additional business development activities. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or license agreements, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our commercialization efforts, research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds from this offering in short-term, interest-bearing instruments.

DILUTION

Purchasers of our common stock or pre-funded warrants in this offering will experience immediate dilution to the extent of the difference between the offering price per share of our common stock or pre-funded warrants in this offering, as applicable, and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of September 30, 2025 was approximately $192.2 million, or $2.59 per share of our common stock.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock or pre-funded warrants in this offering and the as-adjusted net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of (i) 39,576,088 shares of our common stock in this offering at the offering price of $3.79 per share and (ii) pre-funded warrants to purchase 6,598,046 shares of our common stock in this offering at the offering price of $3.789 per pre-funded warrant (which equals the price per share at which shares of our common stock are being sold in this offering, minus the $0.001 per share exercise price of each such pre-funded warrant), including shares of common stock issuable upon exercise of the pre-funded warrants but excluding any resulting accounting associated therewith, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering, our as-adjusted net tangible book value as of September 30, 2025 would have been approximately $356.3 million, or approximately $2.96 per share of our common stock. This represents an immediate increase in net tangible book value of $0.37 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of $0.83 per share of our common stock to purchasers of our common stock and pre-funded warrants in this offering.

The following table illustrates this calculation on a per share basis:

Offering price per share in this offering		$3.79
Net tangible book value per share as of September 30, 2025	$2.59
Increase in net tangible book value per share attributable to purchasers in this offering	$0.37
As-adjusted net tangible book value per share immediately after this offering		$2.96
Dilution per share to purchasers in this offering		$0.83

The above table is based on 74,337,990 shares of our common stock outstanding as of September 30, 2025. The information in the above table is as of September 30, 2025 and excludes:

●	10,486,831 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025 at a weighted-average exercise price of $4.97 per share;

●	5,161,317 shares of our common stock available for future issuance under the 2020 Equity Plan as of September 30, 2025; and

●	415,779 shares of our common stock issuable upon the exercise of common stock warrants outstanding as of September 30, 2025 at a weighted-average exercise price of $3.26 per share.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:

●	No exercise or settlement of the outstanding stock options, warrants and pre-funded warrants described above; and

●	Exclusion of 252,474 shares of our common stock underlying equity awards granted since September 30, 2025.

To the extent that options, pre-funded warrants or warrants are exercised, other equity awards vest and settle, new equity awards are issued under our equity incentive plans or pursuant to inducement awards, or we issue additional shares of common stock in the future, including pursuant to the Investment Agreement, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following description of our common stock and pre-funded warrants summarizes the material terms and provisions thereof, including the material terms of the common stock and pre-funded warrants we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

The material terms and provisions of our common stock are described in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference in this prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall St., Suite 101, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Listing

Our common stock is listed on the NYSE American under the trading symbol “CATX.”

Pre-Funded Warrants

The following is a summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term

The pre-funded warrants will expire on the date the warrant is exercised in full.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares that would otherwise be issuable, the number of shares to be issued shall be rounded down to the next whole number and we will pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of our common stock on the exercise date.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its attribution parties) to exceed 4.99% or 9.99% (at the initial election of the holder) of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its attribution parties) to exceed 4.99% or 9.99% (at the initial election of the holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to applicable laws and the restrictions on transfer set forth in the pre-funded warrant, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for the listing of the pre-funded warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants (the “Alternate Consideration”). Pursuant to the terms of the pre-funded warrants, we will not effect any fundamental transaction in which we are not the surviving entity or Alternate Consideration includes securities of another entity unless (i) the Alternate Consideration is solely cash and we provide for the simultaneous “cashless exercise” of the pre-funded warrant pursuant to its terms or (ii) prior to or simultaneously with the consummation thereof, any successor to us, surviving entity or other entity (including any purchaser of assets of us) shall assume the obligation to deliver to the holder, such Alternate Consideration as, in accordance with the foregoing provisions, the holder may be entitled to receive, and the other obligations under the pre-funded warrant.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our common stock and pre-funded warrants issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock or pre-funded warrants. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock or pre-funded warrants.

This discussion is limited to holders that hold our common stock or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of any alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the U.S.;

●	persons holding our common stock or pre-funded warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, mutual funds, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	“S corporations,” partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or other pass-through entities (and, in each case, investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive our common stock or pre-funded warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

●	U.S. persons whose functional currency is not the U.S. dollar;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock or pre-funded warrants being taken into account in a financial statement;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and “withholding qualified holders” as defined in Treasury Regulation Section 1.1445-1(g)(11).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock or pre-funded warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock or pre-funded warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of our common stock or pre-funded warrants that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock or pre-funded warrants that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

General Treatment of Pre-Funded Warrants

Although the law in this area is not completely settled, the pre-funded warrants are generally expected to be treated as shares of our common stock for U.S. federal income tax purposes, in which case a holder of pre-funded warrants would generally be taxed in the same manner as a holder of common stock as described below. This position is not binding on the IRS, however, and the IRS may treat the pre-funded warrants as warrants to acquire our common stock and, if so, the amount and character of your gain with respect to an investment in our pre-funded warrants could change. You should discuss with your tax advisor the consequences of the purchase, ownership and disposition of the pre-funded warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the pre-funded warrants (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization of the pre-funded warrants as shares of our common stock described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Distributions

We do not anticipate declaring or paying distributions to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions (including constructive distributions) exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce a U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under the section entitled “Tax Considerations Applicable to U.S. Holders—Gain on Disposition of Common Stock or Pre-Funded Warrants.” A preferential U.S. federal income tax rate may apply to any dividends paid to noncorporate U.S. holders meeting certain holding period requirements. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitation.

The taxation of property received with respect to a pre-funded warrant on exercise other than common shares is unclear. It is possible such a receipt of property would be treated as a distribution on common stock as described in this section, although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the pre-funded warrants on exercise.

Gain on Disposition of Our Common Stock or Pre-Funded Warrants

Upon a sale or other taxable disposition of our common stock or pre-funded warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or pre-funded warrant. Capital gain or loss will constitute long-term capital gain or loss if such U.S. holder’s holding period for the common stock or pre-funded warrant exceeds one year. Long-term capital gains derived by certain non-corporate U.S. holders, including individuals, are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of our common stock or pre-funded warrants should consult their own tax advisors regarding the tax treatment of such losses.

Exercise of Pre-Funded Warrants

As discussed above under the section entitled “Description Of The Securities We Are Offering—Pre-Funded Warrants—Exercisability,” a U.S. holder may exercise the pre-funded warrant by payment of exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of pre-funded warrants into our common stock is unclear, and a U.S. holder should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of pre-funded warrants. In general, however, a U.S. holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a pre-funded warrant pursuant to either method. If such U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the pre-funded warrant, the treatment of the receipt of such cash as either a distribution on common stock as described in the section above entitled “Tax Considerations Applicable to U.S. Holders—Distributions” or as a sale subject to the rules described above under the section entitled “Tax Considerations Applicable to U.S. Holders—Gain on Disposition of Our Common Stock or Pre-Funded Warrants” will depend on the circumstances as they exist at that time. The taxation of other property received with respect to a pre-funded warrant on exercise other than common shares is unclear. It is possible such a receipt of property would be treated as a distribution on common stock as described in the section above entitled “Tax Considerations Applicable to U.S. Holders—Distributions,” although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of cash or other property in respect of the pre-funded warrants on exercise.

A U.S. holder’s initial tax basis in the share of common stock received upon exercise of the pre-funded warrant generally should be equal to the sum of (i) such U.S. holder’s tax basis in the pre-funded warrant and (ii) the exercise price paid or treated as paid by such U.S. holder on the exercise of the pre-funded warrant. A U.S. holder’s holding period in the common stock received upon exercise generally should include such U.S. holder’s holding period in the pre-funded warrants exchanged therefor.

Certain Adjustments to the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a U.S. holder of pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders).

U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 305 of the Code to the pre-funded warrants.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock or pre-funded warrants and to the proceeds of a sale or other disposition of common stock or pre-funded warrants paid by us to you unless you are an exempt recipient, such as certain corporations. Backup withholding will apply to those payments if a U.S. holder fails to provide their taxpayer identification number, or certification of exempt status, or if a U.S. holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Investors should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

We do not anticipate declaring or paying distributions to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property (including constructive distributions) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the section entitled “Sale or Other Disposition of Common Stock or Pre-Funded Warrants.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”), dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the U.S. and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the U.S. and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S., as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the U.S. to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

The taxation of property received with respect to a pre-funded warrant on exercise other than common shares is unclear. It is possible such a receipt of property would be treated as a distribution as described in this section, although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the pre-funded warrants on exercise.

Sale or Other Disposition of Common Stock or Pre-Funded Warrants

Subject to the discussions below on backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or pre-funded warrants unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the U.S. to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●

our common stock or pre-funded warrants constitute U.S. real property interests (“USRPIs”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the U.S.) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE American, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. Holder’s holding period. Special rules may apply to non-U.S. holders of pre-funded warrants, who should consult their tax advisors.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules than those described above.

Exercise of Pre-Funded Warrants

As discussed above under the section entitled “Description Of The Securities We Are Offering—Pre-Funded Warrants—Exercisability,” a non-U.S. holder may exercise the pre-funded warrant by payment of the exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of pre-funded warrants into our common stock is unclear, and non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of pre-funded warrants. In general, however, a non-U.S. holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a pre-funded warrant pursuant to either method. If such non-U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the pre-funded warrant, the treatment of the receipt of such cash as either a distribution on common stock as described in the section above entitled “Tax Considerations Applicable to Non-U.S. Holders—Distributions” or as a sale subject to the rules described above under the section entitled “Tax Considerations Applicable to Non-U.S. Holders—Sale or Other Disposition of Common Stock or Pre-Funded Warrants” will depend on the circumstances as they exist at that time. The taxation of other property received with respect to a pre-funded warrant on exercise other than common shares is unclear. It is possible such a receipt of property would be treated as a distribution on common stock as described in the section above entitled “Tax Considerations Applicable to Non-U.S. Holders—Distributions,” although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of cash or other property in respect of the pre-funded warrants on exercise.

Certain Adjustments to the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a non-U.S. holder of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders).

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the pre-funded warrants. Under those regulations, an implicit or explicit payment under the pre-funded warrants that references a dividend distribution on our common stock would generally be taxable to a non-U.S. holder as described under “Distributions” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations we have in respect of the pre-funded warrants by withholding from other amounts due to a non-U.S. holder.

Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Sections 305 and 871(m) of the Code to the pre-funded warrants.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions we make on our common stock or pre-funded warrants to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock or pre-funded warrants to a non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock or pre-funded warrants within the U.S., and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock or pre-funded warrants outside the U.S. conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock or pre-funded warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock or pre-funded warrants, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions, including the proposed Treasury Regulations. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

UNDERWRITING

Piper Sandler & Co. and UBS Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock and pre-funded warrants set forth opposite its name below.

Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants
Piper Sandler & Co.	13,455,874	2,243,336
UBS Securities LLC	10,685,544	1,781,473
Oppenheimer & Co. Inc.	6,332,171	1,055,687
Truist Securities, Inc.	4,749,130	791,765
LifeSci Capital LLC	4,353,369	725,785
Total	39,576,088	6,598,046

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock and pre-funded warrants sold under the underwriting agreement if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock and pre-funded warrants, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part. The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of shares of the common stock upon the exercise of the pre-funded warrants.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares of common stock and/or pre-funded warrants to investors at the offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.13644 per share of common stock and $0.136404 per pre-funded warrant. After the initial offering, the offering price, concession or any other term of the offering may be changed.

The following table shows the offering price, underwriting discount and proceeds before expenses to us.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total

Offering price	$3.79	$3.789	$174,993,369.81
Underwriting discounts and commission	$$0.2274	$0.2274	$10,499,998.07
Proceeds to us, before expenses	$$3.5626	$3.5616	$164,493,371.74

The expenses of the offering, not including the underwriting discount, are estimated at $400,000 and are payable by us. The underwriters have agreed to reimburse us for certain expenses.

No Sales of Similar Securities

We have agreed that we will not issue, sell or register with the SEC (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any of our equity securities (or any securities convertible into, exercisable for or exchangeable for our equity securities) without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement.

The restrictions on our actions, as described above, do not apply to certain transactions, including (A) the issuance of the shares of common stock and pre-funded warrants to purchase shares of common stock pursuant to this prospectus supplement, (B) the issuance of shares, restricted stock units, stock appreciation rights, options to purchase shares or other similar equity securities pursuant to our existing equity incentive plan, employee stock option plan or bonus plan as described in this prospectus supplement, (C) the issuance of shares of common stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date of and described in this prospectus supplement, including the issuance of shares of common stock upon exercise of the pre-funded warrants, (D) the adoption of a new equity incentive plan, and filing a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of common stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act, (E) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to (1) our benefit plans described in this prospectus supplement or (2) inducement grants made pursuant to Section 711(a) of the NYSE American Company Guide, and issue securities pursuant to such benefit plans or such inducement grants, as the case may be (including, without limitation, the issuance of shares of common stock upon the exercise of options or other securities issued pursuant to such benefit plans or such inducement grants, as the case may be), (F) the issuance of Common Stock or equity securities convertible into Common Stock pursuant to that certain Investment Agreement, dated as of January 8, 2024, by and between ourselves and Lantheus Alpha Therapy, LLC, (G) the issuance of common stock or equity securities convertible into common stock in connection with a transaction that includes a commercial relationship (including third-party debt, joint ventures, marketing or distribution arrangements, commercial relationships, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity, and filing a registration statement under the Securities Act to register such shares for resale, provided that (x) the aggregate number of securities issued pursuant to this clause (G) shall not represent more than 5.0% of the total number of then-outstanding common stock and (y) the recipient of any such securities issued pursuant to this clause (G) during a period of 60 days after the date of this prospectus supplement shall enter into a lock-up agreement and (H) the sale and issuance of common stock pursuant to the Controlled Equity OfferingSM Sales Agreement, dated as of August 13, 2024, by and among ourselves, Cantor Fitzgerald & Co. and RBC Capital Markets, LLC, provided that no such sales pursuant to this clause (H) shall be made until 30 days from the date of this prospectus supplement.

Our directors and executive officers, or the lock-up parties, have entered into lock-up agreements prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, or the restricted period, may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the representatives, offer, sell, contract to sell, lend, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by the lock-up parties or any of their direct or indirect affiliates to the extent such transaction would be required to be reported by the lock-up parties during the restricted period with the SEC in accordance with Section 13 or Section 16 of the Exchange Act), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of our common stock or securities convertible, exchangeable or exercisable into, shares of our common stock beneficially owned, held or hereafter acquired by the lock-up parties (the “lock-up securities”).

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities:

(i)
as a bona fide gift or gifts, charitable contribution or for bona fide estate planning purposes;
(ii)
to any immediate family member or to any trust for the direct or indirect benefit of the lock-up parties or the immediate family of the lock-up parties;
(iii)
to any corporation, partnership, limited liability company, or other business entity, all of the equity holders of which consist of the lock-up parties and/or the immediate family of the lock-up parties;
(iv)
if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the lock-up party;
(v)
if the lock-up party is a trust, to the beneficiary of such trust;
(vi)
by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up parties;
(vii)
by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce decree;
(viii)
pursuant to a bona fide third-party tender offer for all outstanding shares, merger, consolidation or other similar transaction that is approved by our board of directors made to all holders of our securities involving a Change of Control (as defined below) of us (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the lock-up parties may agree to transfer, sell, tender or otherwise dispose of the beneficially owned shares or securities convertible into or exercisable or exchangeable for common stock in connection with such transaction, or vote any beneficially owned shares or securities convertible into or exercisable or exchangeable for common stock in favor of any transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the lock-up parties shall remain subject to the provisions of the lock-up agreements; “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of our outstanding voting securities (or the surviving entity)), provided, however, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up parties’ securities shall remain subject to the provisions of the lock-up agreement; or

(ix)
to us in a transaction exempt from Section 16(b) of the Exchange Act upon a vesting event of the lock-up securities or upon the exercise of options or warrants to purchase common stock on a “cashless” or “net exercise” basis or settlement of restricted stock units or to cover tax withholding obligations of the lock-up parties in connection with such vesting, exercise or settlement (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Securities was solely to us, and provided, further that any lock-up securities issued upon such exercise shall be subject to the restrictions set forth in the lock-up agreements; and

(b) the delivery of shares of common stock to the lock-up parties upon (i) exercise of any options or settlement of other equity awards granted under any of our employee benefit plans; provided that any shares of common stock or lock-up securities acquired in connection with any such exercise or settlement will be subject to the restrictions set forth in the lock-up agreements, or (ii) the exercise of warrants; provided that such shares of common stock delivered to the lock-up parties in connection with such exercise are subject to the restrictions set forth in the lock-up agreements.

Furthermore, the lock-up parties may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the SEC, or other applicable regulatory authority, is made (or required to be made) in connection with the establishment of such plan during the restricted period, and (ii) no sale of shares of common stock are made pursuant to such plan during the restricted period.

NYSE American Listing

The shares are listed on the NYSE American LLC (“NYSE American”) under the symbol “CATX.” We do not intend to list the pre-funded warrants on the NYSE American or any other nationally recognized securities exchange or any other nationally recognized trading system.

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE American, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock or value of the pre-funded warrants. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus supplement has been prepared on the basis that the offering of the securities falls within one of the exceptions specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and, accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. This prospectus supplement does not constitute a prospectus for the purposes of the POATRs.

Each underwriter has represented and agreed that it has not made and will not make an offer of securities which are the subject of this prospectus supplement to the public in the United Kingdom, except that it may make an offer:

(a)
at any time to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;
(b)
at any time to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the United Kingdom subject to obtaining the prior consent of the relevant underwriters nominated by us for any such offer; or
(c)
at any time in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

For the purposes of this provision, the expression an “offer of securities” to the public in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the securities be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP. Davis Polk & Wardwell LLP is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been so incorporated in reliance on the reports of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 have been so incorporated in reliance on the reports of Assure CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available free of charge on our website at www.perspectivetherapeutics.com our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the section entitled “Incorporation of Certain Information by Reference” on page S-38 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:

Perspective Therapeutics, Inc.
2401 Elliott Avenue, Suite 320
Seattle, Washington 98121
Telephone: (206) 676-0900

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference our documents listed below and any future filings made by us with the SEC (File No. 001-33407) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

●

our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	our definitive proxy statement on Schedule 14A, filed with the SEC on April 16, 2025 (other than information furnished rather than filed);

●

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 12, 2025, August 13, 2025 and November 10, 2025, respectively;

●

our Current Reports on Form 8-K, filed with the SEC on January 6, 2025 (solely with respect to Item 5.02), January 13, 2025, January 24, 2025, February 3, 2025, March 4, 2025, March 17, 2025, March 26, 2025 (solely with respect to Item 8.01), April 11, 2025, April 29, 2025, May 1, 2025, May 12, 2025 (solely with respect to Item 8.01), May 28, 2025, May 30, 2025, June 3, 2025, June 23, 2025, July 3, 2025, August 1, 2025, August 13, 2025 (solely with respect to Item 8.01), September 2, 2025, September 3, 2025 (solely with respect to Item 5.02), September 4, 2025 (solely with respect to Item 5.02), October 1, 2025, October 20, 2025 (solely with respect to Item 8.01), November 3, 2025, November 6, 2025, November 10, 2025 (solely with respect to Item 8.01), December 1, 2025, January 9, 2026 (solely with respect to Item 8.01), January 12, 2026, January 14, 2026 and February 2, 2026; and

●

the description of our common stock contained in our Registration Statement on Form 8-A filed on April 12, 2007, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

To obtain copies of these filings, see the section entitled “Where You Can Find More Information” on page S-37 of this prospectus supplement.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 4, 2025

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances and on terms that we will determine at the time of the offering:

•
shares of our common stock;
•
shares of our preferred stock;
•
warrants to purchase shares of our common stock, preferred stock and/or debt securities;
•
debt securities consisting of debentures, notes or other evidences of indebtedness;
•
units consisting of a combination of the foregoing securities; or
•
any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $500,000,000.

This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained or incorporated by reference in this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and purchase options will be set forth in the applicable prospectus supplement.

Our common stock trades on the NYSE American under the ticker symbol “CATX.” On April 3, 2025, the last reported sale price per share of our common stock was $1.96. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE .

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	1
SUMMARY	3
RISK FACTORS	4
USE OF PROCEEDS	14
PLAN OF DISTRIBUTION	6
GENERAL DESCRIPTION OF OUR SECURITIES	9
DESCRIPTION OF OUR COMMON STOCK	10
DESCRIPTION OF OUR PREFERRED STOCK	13
DESCRIPTION OF OUR WARRANTS	15
DESCRIPTION OF OUR DEBT SECURITIES	17
DESCRIPTION OF OUR UNITS	23
WHERE YOU CAN FIND MORE INFORMATION	37
INCORPORATION BY REFERENCE	25
LEGAL MATTERS	37
EXPERTS	37

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings up to a total dollar amount of $500,000,000.

This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed. We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell or solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and markets for our program candidates. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

Unless the context requires otherwise, in this prospectus the terms “Perspective Therapeutics,” “the Company,” “we,” “us,” “our,” and similar terms refer to Perspective Therapeutics, Inc. and its subsidiaries. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

“Perspective Therapeutics” and the Perspective Therapeutics logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein, may contain, forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “anticipate,” “believe,” “could,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

•
the timing, progress and results of our preclinical studies and clinical trials of our current and future program candidates, including statements regarding the timing of our planned regulatory communications, submissions and approvals, initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available, and our research and development programs;
•
our ability to obtain and maintain regulatory approvals for our future program candidates, including our ability to obtain Fast Track designation from the FDA under our Investigational New Drug (IND) application for our novel asset, PSV359;
•
our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes;
•
our ability to identify patients with the diseases treated by our program candidates and to enroll these patients in our clinical trials;
•
our expectations regarding the potential functionality, capabilities and benefits of our program candidates, if approved, for commercial use;
•
the potential size of the commercial market for our program candidates;
•
our expectations regarding the potential functionality, capabilities and benefits of our program candidates, if approved, for commercial use;
•
the potential size of the commercial market for our program candidates;
•
our expectations regarding the scope of any approved indication for any program candidate;
•
our ability to successfully commercialize our program candidates;
•
our ability to leverage technology to identify and develop future program candidates;
•
our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;
•
our belief regarding the sufficiency of our cash resources to fund our operating expenses and capital expenditure requirements;
•
our competitive position and expectations regarding developments and projections relating to our competitors or our industry; and
•
expectations, beliefs, intentions and strategies regarding the future.

We may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including without limitation, the potential that regulatory authorities may not grant or may delay approval for our program candidates; uncertainties and delays relating to the design, enrollment, completion and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to obtain and maintain regulatory approval for our program candidates; delays, interruptions or failures in the manufacture and supply of our program candidates; the size and growth potential of the markets for our program candidates, and our ability to service those markets; our cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our program candidates; our ability to manage growth and successfully integrate our businesses; whether we can retain our key employees; whether there is sufficient training and use of our programs and program candidates; the market acceptance and recognition of our programs and program candidates; our ability to maintain and enforce our intellectual property rights; whether we can maintain our therapeutic isotope supply agreement with the Department of Energy; whether we will continue to comply with the procedures and regulatory requirements mandated by the Food and Drug Administration for additional trials, Phase 1 and 2 approvals, Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each filed with the SEC, in our other filings with the SEC, and in our future reports to be filed with the SEC and available at www.sec.gov.

Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we undertake no duty to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a radiopharmaceutical development company that is pioneering advanced treatment applications for cancers throughout the body. We have proprietary technology that utilizes the alpha-emitting isotope Lead-212 (212Pb) to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. We are also developing complementary imaging diagnostics that incorporate the same targeting moieties which provide the opportunity to personalize treatment and optimize patient outcomes. This theranostic approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

Our melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs are in Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors in the U.S. We are growing our regional network of drug product finishing facilities, enabled by our proprietary 212Pb generator, to deliver patient-ready products for clinical trial and commercial operations.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference in this prospectus supplement, as listed in the section entitled “Incorporation of Certain Information by Reference.”

Corporate Information

Our predecessor company, Isoray, Inc. was incorporated in 1983 in Minnesota and operated under the name Century Park Pictures Corporation until the merger with Isoray Medical, Inc. on July 28, 2005. Isoray, Inc. reincorporated from Minnesota to Delaware in December 2018. On February 14, 2023, we changed our corporate name to Perspective Therapeutics, Inc.

Our principal executive offices are located at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121, and our telephone number is (206) 676-0900. We maintain a website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information.” The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, working capital, capital expenditures, acquisitions of new technologies, products or businesses, and investments. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities, from time to time pursuant to public offerings, negotiated transactions, block trades, “At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, into an existing trading market, at prevailing market prices, or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to such prevailing market prices; or
•
at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•
the name or names of the underwriters, dealers or agents, if any;
•
if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;
•
the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•
if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;
•
any delayed delivery arrangements;
•
any options under which underwriters may purchase additional securities from us;
•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•
any public offering price;
•
any discounts, commissions or concessions allowed or reallowed or paid to dealers;
•
the identity and relationships of any finders, if applicable; and
•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any purchase option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in purchase options, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Purchase options involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the purchase option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

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shares of our common stock;
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shares of our preferred stock;
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warrants to purchase shares of our common stock, preferred stock and/or debt securities;
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debt securities consisting of debentures, notes or other evidences of indebtedness;
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units consisting of a combination of the foregoing securities; or
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any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK

The summary of general terms and provisions of our common stock set forth below does not purport to be complete and is subject to and qualified by reference to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws,” and together with the Certificate of Incorporation, the “Charter Documents”), each of which is included as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein. For additional information, please read the Charter Documents and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

General

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares of common stock. All of the outstanding shares of our common stock are, and the shares of our common stock when issued will be, fully paid and nonassessable.

Voting. Holders of our common stock are entitled to one vote per share of common stock on all matters to be voted on by our stockholders, provided, however, that, except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. The Bylaws provide that except as otherwise provided by applicable law, the Certificate of Incorporation, or the Bylaws, the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting constitutes a quorum.

Dividends. Our Board of Directors (our “Board”), in its sole discretion, may declare and pay dividends on our common stock, payable in cash or other consideration, out of funds legally available, if all dividends due on the preferred stock have been declared and paid. We have not paid any cash dividends on our common stock and do not plan to pay any cash dividends on our common stock for the foreseeable future.

Liquidation, Subdivision, or Combination. In the event of any liquidation, dissolution or winding up of us or upon the distribution of our assets, all assets and funds remaining after payment in full of our debts and liabilities, and after the payment to holders of any then outstanding preferred stock of the full preferential amounts to which they were entitled, would be divided and distributed among holders of the common stock.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

Pursuant to the Certificate of Incorporation, we elected not to be governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with certain exceptions.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. The Bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our Board, and vacancies and newly created directorships on our Board may, except as otherwise required by law or the Certificate of Incorporation, only be filled by a majority vote of the directors then serving on our Board, even though less than a quorum.

The Bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors or any other business to be properly brought at a meeting of stockholders must provide timely advance notice in writing and specify requirements as to the form and content of a stockholder’s notice.

The Certificate of Incorporation provides our Board the authority, without further action by our stockholders, to issue up to 7,000,000 shares of preferred stock in one or more series, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any claim or counterclaim, including without limitation (i) any derivative action or proceeding brought on behalf of the us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Bylaws. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions

These exclusive forum provisions may result in increased costs for investors to bring a claim. Further, these exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the exclusive-forum provision in our Bylaws to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm our business.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A . The transfer agent’s address is 150 Royall St., Suite 101, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Listing

Our common stock is listed on the NYSE American under the trading symbol “CATX.”

DESCRIPTION OF OUR PREFERRED STOCK

The summary of general terms and provisions of our preferred stock set forth below does not purport to be complete and is subject to and qualified by reference to the Certificate of Incorporation and the Bylaws, each of which is included as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein. For additional information, please read the Charter Documents and the applicable provisions of the DGCL.

We are authorized to issue up to 7,000,000 shares of preferred stock, par value $0.001 per share.

Our Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine and fix the number of shares of such series of preferred stock and the designation of such series of preferred stock, the voting powers, if any, of the shares of such series of preferred stock, the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, of the shares of such series of preferred stock. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our Board, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until the Board determines the specific rights attached to that preferred stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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the title and stated value;
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the number of shares of preferred stock offered, the liquidation preference per share of preferred stock, and the purchase price of preferred stock;
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the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;
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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
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the procedures for any auction and remarketing, if any;
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the provisions for a sinking fund, if any;
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the provisions for redemption, if applicable;
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any listing of the preferred stock on any securities exchange or market;
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whether the preferred stock will be convertible into our common stock or our other securities and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);
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voting rights, if any, of the preferred stock;
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a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our affairs;
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any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution, or winding up; and
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any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Series B Convertible Preferred Stock

Of the 7,000,000 shares of presently authorized preferred stock, 5,000,000 are designated as Series B convertible preferred stock. As of April 3, 2025, no shares of our Series B convertible preferred stock were issued and outstanding.

Each share of Series B convertible preferred stock is entitled to a cumulative 15% dividend annually on the stated par value per share, which is $1.20 per share. These shares of Series B convertible preferred stock are convertible into shares of our common stock at the rate of one share of common stock for each share of Series B convertible preferred stock, and are subject to automatic conversion into our common stock upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of our common stock in which the gross proceeds to us are at least $4.0 million. Holders of Series B convertible preferred stock have voting rights equal to the voting rights of our common stock, except that the vote or written consent of a majority of the outstanding shares our Series B convertible preferred stock is required for any changes to the Certificate of Incorporation, Bylaws, or Certificate of Designation, or for any bankruptcy, insolvency, dissolution, or liquidation of us. Upon liquidation of our company, our assets will be distributed ratably first to the holders of the Series B convertible preferred stock and second to the holders of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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the specific designation and aggregate number of the warrants, and the price at which we will issue such warrants;
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the currency or currency units in which the offering price, if any, and the exercise price are payable;
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the designation, amount and terms of the securities purchasable upon exercise of the warrants;
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if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;
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if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;
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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
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whether the warrants are to be sold separately or with other securities as parts of units;
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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
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any material U.S. federal income tax or foreign tax considerations applicable to the warrants;
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the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;
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if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;
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the anti-dilution provisions of the warrants, if any;
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any redemption, put or call provisions; and
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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $500,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $500,000,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of ours and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

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the title of the series;
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the aggregate principal amount;
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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
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any limit on the aggregate principal amount;
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the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
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the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
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the place or places where principal and, if applicable, premium and interest, is payable;
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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
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the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;
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whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);
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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
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the currency of denomination;
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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;
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the provisions, if any, relating to any collateral provided for such debt securities;
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whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;
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any addition to or change in the covenants described in this prospectus or in the indenture;
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any events of default, if not otherwise described below under “Events of Default”;
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the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and
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any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

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“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
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“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
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default in the payment of the principal of or any premium on any debt security of that series at its maturity;
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default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;
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default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and
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certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The form of unit agreement, including a form of unit certificate, if any, will describe the terms of the series of units we may offer under this prospectus. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

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the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;
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the rights and obligations of the unit agent, if any;
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the material U.S. federal income tax considerations applicable to the units;
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any material provisions of the governing unit agreement that differ from those described herein; and
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any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of our Preferred Stock,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

●

our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	our definitive proxy statement on Schedule 14A, filed with the SEC on April 18, 2024 (other than information furnished rather than filed);

●	our Current Reports on Form 8-K, filed with the SEC on January 6, 2025, January 13, 2025, January 24, 2025, February 3, 2025, March 4, 2025, March 17, 2025, and March 26, 2025; and

●

the description of our common stock contained in our Registration Statement on Form 8-A filed on April 12, 2007, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Perspective Therapeutics, Inc., Corporate Secretary, at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121 or (206) 676-0900. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.perspectivetherapeutics.com. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 have been so incorporated in reliance on the reports of Assure CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been so incorporated in reliance on the reports of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

, 2025

39,576,088 Shares of Common Stock

Pre-Funded Warrants to Purchase 6,598,046 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Piper Sandler	UBS Investment Bank	Oppenheimer & Co.	Truist Securities	LifeSci Capital

February 2, 2026